UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	January 30, 2006
FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)
Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
521 East Morehead Street, Suite 250, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

FairPoint Communications, Inc. (the "Company") has a 7.5% interest in the Orange County Poughkeepsie Limited Partnership (the “Partnership”), a wholesaler of wireless communications services.  The Company accounts for its investment in the Partnership under the equity method.  For the years ended December 31, 2003, 2004 and 2005, the Company received $10.1 million, $11.8 million and $10.0 million, respectively, in distributions from the Partnership.  As the Company has previously disclosed, the Partnership adjusted its pricing structure at the beginning of 2005 which has resulted in lower distributions to the Company.  The Company has a limited partnership ownership interest in the Partnership and does not control the timing or amount of distributions from the Partnership.

The Company has received the Partnership's 2006 budget which indicates that anticipated distributions for 2006 will be lower than those received in 2005 as a result of further pricing adjustments. Specifically, the Partnership has budgeted lower wholesale rates to its resale customers. The budget put forth by the Partnership shows this rate reduction to be partially offset by increases in the Partnership’s subscriber base and increased minutes of use (usage) per subscriber. Based on these factors, the budget indicates that distributions in 2006, including distributions to the Company, will decrease approximately 15%. However, actual results for 2006, and related distributions to the Company, may vary from these budgeted results depending on the Partnership’s actual subscriber base, usage and other factors.

This Current Report may contain forward-looking statements that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in the Company's filings with the Securities and Exchange Commission, including, without limitation, the risks described in the Company's most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this Current Report is filed, and the Company undertakes no duty to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
Name:	John P. Crowley
Title:	Executive Vice President and
Chief Financial Officer

Date: January 31, 2006